Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Second Quarter 2013 Financial Results

LITTLETON, MA – August 8, 2013 — Dover Saddlery, Inc. (NASDAQ: DOVR), the leading multi-channel retailer of equestrian products, today reported financial results for the second quarter ended June 30, 2013.

Second Quarter Results

Total revenues for the second quarter of 2013 increased 8.6%, or $1.8 million, to $22.9 million, compared with $21.1 million achieved in the same period in the prior year. Retail channel revenues increased 23.2%, or $2.2 million, to $11.7 million and same-store sales increased 4.2%.

Net income for the quarter was $355,000, or $0.06 per diluted share, compared to $400,000, or $0.07 per diluted share, for the corresponding quarter of 2012.

“During the second quarter ,we experienced strong sales in our retail stores,” said Stephen L. Day, president and CEO of Dover Saddlery. “In mid-April, we had a very successful grand opening of our new store in Huntington, New York. Both long-time direct and new retail customers flocked to the new location and were delighted to have a Dover Saddlery tack store in their midst. This store will serve the very active equestrian community on Long Island and sales throughout the second quarter have been excellent. Direct sales were affected by cold weather at the start of the second quarter and were off by 1.5% for the three months ending June 30. However for the four weeks ending July 28, direct sales were 3% ahead of last year and substantially ahead of plan.”

Year-to-Date Results

For the six months ending June 30, 2013, total revenues increased 4.3%, or $1.7 million, to $41.0 million, compared to $39.3 million for the same period in 2012. Revenues from the retail channel increased 15.8%, or $2.6 million, to $19.0 million and same-store sales increased 0.5%.

Net income (loss) for the six months ending June 30, 2013 decreased to $(183,000), or $(0.03) per diluted share, compared to $543,000, or $0.10 per share, for the corresponding period of 2012.

Business Outlook 2013

Dover Saddlery is planning to open three more stores in the fall of 2013, which will bring the total number of retail stores to twenty two. Until there is greater long-term visibility on sustainable economic conditions and consumer behavior, the Company is not providing guidance on other business prospects in 2013.

Today’s Teleconference and Webcast

Dover Saddlery executives will host a conference call at 4:15 pm ET today, to discuss the results. Interested parties may access the call by dialing +1-877-712-7037 or may listen to the call live via webcast. To access the webcast please go to http://investor.shareholder.com/DOVR/events.cfm and click on the webcast icon.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2013, overall revenue growth, sales in the direct channel, retail-store and same-store sales increases, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012

Revenues, net- direct	$11,211	$11,605	$21,995	$22,905
Revenues, net – retail stores	11,732	9,525	18,974	16,381

Revenues, net — total	$22,943	$21,130	$40,969	$39,286
Cost of revenues	14,306	13,153	25,932	24,381

Gross profit	8,637	7,977	15,037	14,905
Selling, general and administrative expenses	7,810	7,117	15,075	13,654

Income (loss) from operations	827	860	(38)	1,251
Interest expense, financing and other related costs, net	147	153	271	262
Other investment income	(26)	(24)	(37)	(31)

Income (loss) before income tax provision (benefit)	706	731	(272)	1,020
Provision (benefit) for income taxes	351	331	(89)	477

Net income (loss)	$355	$400	$(183)	$543

Net income (loss) per share
Basic	$0.07	$0.07	$(0.03)	$0.10

Diluted	$0.06	$0.07	$(0.03)	$0.10

Number of shares used in per share calculation
Basic	5,338,000	5,333,000	5,338,000	5,333,000
Diluted	5,515,000	5,567,000	5,338,000	5,580,000

Other Operating Data:

Number of retail stores(1)	19	16	19	16
Capital expenditures	369	679	745	1,121
Gross profit margin	37.6%	37.8%	36.7%	37.9%

(1)	Includes eighteen Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
 (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2015
Net income (loss)	$355	$400	$(183)	$543

Other comprehensive loss:
Change in fair value of interest rate swap contract, net of tax	33	(20)	50	(10)

Total comprehensive income (loss)	$388	$380	$(133)	$533

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	Dec. 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$254	$299
Accounts receivable	989	1,778
Inventory	22,493	19,915
Prepaid catalog costs	745	784
Prepaid expenses and other current assets	1,565	1,116
Deferred income taxes	317	300

Total current assets	26,363	24,192
Net property and equipment	5,232	5,034

Other assets:
Deferred income taxes	1,085	1,201
Intangibles and other assets, net	832	784

Total other assets	1,917	1,985

Total assets	$33,512	$31,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$568	$337
Current portion – Term notes	786	589
Current portion – Capex term loan	468	—
Accounts payable	1,617	1,837
Accrued expenses and other current liabilities	4,689	6,348
Income taxes payable	—	936
Total current liabilities	8,128	10,047

Long-term liabilities:
Revolving line of credit	4,452	1,515
Capex term loan, net of current portion	1,794	—
Term notes, net of current portion	4,518	4,911
Capital lease obligation, net of current portion	92	121
Interest rate swap contract	223	320

Total long-term liabilities	11,079	6,867
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 6,134,043 and 6,133,343 issued and 5,338,178 and 5,337,478 outstanding as of June 30, 2013 and December 31, 2012, respectively	1	1
Additional paid in capital	46,114	45,973
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(139)	(189)
Accumulated deficit	(25,589)	(25,406)

Total stockholders’ equity	14,305	14,297

Total liabilities and stockholders’ equity	$33,512	$31,211

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2013		2012		2013		2012
Net income (loss)	$355	*	$400	*	$(183)	**	$543	**
Depreciation	284		217		547		424
Amortization of intangible assets	17		—		34		—
Stock-based compensation	70		62		139		124
Interest expense, financing and	147		153		271		262
other related costs, net
Other investment income	(26)		(24)		(37)		(31)
Provision for income taxes	351		331		(89)		477

Adjusted EBITDA	$1,198	*	$1,139	*	$682	**	$1,799	**

(*) For the three months ended June 30, 2013 gift card breakage income was $30,146. For the three months ended June 30, 2012 gift card breakage income was $41,632.

(**) For the six months ended June 30, 2013 gift card breakage income was $60,292. For the six months ended June 30, 2012 includes the cumulative impact of the change in accounting for gift card breakage income of $441,362 plus gift card breakage income for the period of $83,265.